UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Report as of April 22, 2004

GENERAL BINDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-2604
(Commission File Number)

36-0887470
(I.R.S. employer identification No.)

One GBC Plaza,
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)

(847) 272-3700
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

 (c) Exhibits.

99.1  Press release of Registrant dated April 21, 2004.
99.2  Tables to press release of Registrant dated April 21, 2004.

Item 9. Regulation FD Disclosure (Information furnished in this Item 9 is furnished pursuant to Item 12).

Registrant is furnishing its press release and related tables to the press release dated April 21, 2004, which reports Registrant's first quarter 2004 results, pursuant to Item 12, "Results of Operations and Financial Condition", of Form 8-K. The press release and related tables are included herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                                                                                                          GENERAL BINDING CORPORATION

                                                                                                                           By: /s/ Steven Rubin
                                                                                                                                   Steven Rubin
                                                                                                                                   Vice President, Secretary &
                                                                                                                                   General Counsel
                                                                                                                                   April 22, 2004

2

Exhibit 99.1

GBC REPORTS 1st QUARTER 2004 RESULTS

Modest Increase in Sales and Net Income

Northbrook, IL, April 21, 2004 -- General Binding Corporation (Nasdaq: GBND) today announced results for the first quarter of 2004. Sales increased modestly over the first quarter of 2003. Net income was $0.03 per share, an improvement over the $0.01 per share reported for the same period last year.

"I am encouraged by the signs of an improving sales environment which began in the fourth quarter of 2003 and continued into the first quarter of this year," said Dennis Martin, Chairman of the Board, President and Chief Executive Officer. "Although sales were up, GBC's first quarter results were hampered by pricing pressures in the Office Products and Commercial Films markets. Even in this competitive environment, our bottom line improved, helped by lower operating expenses attributable to the continuing success of our Operational Excellence Program, lower interest expense, lower restructuring charges and an impressive performance from the Europe Group."

1st Quarter Results

Financial results for the quarter included the following highlights:

    Sales totaled $170.9 million, up $1.5 million from the first quarter of 2003. Exchange rate movements positively affected international sales within each of the Groups. A decline in sales from the Commercial & Consumer Group ("CCG") was offset by a 12.7% sales increase from the Industrial & Print Finishing Group ("IPFG"), driven by the Group's European, Asian, and Digital Print Finishing businesses.
    The Company's gross profit margin for the quarter was 1.6 percentage points lower than the prior year. While margins improved in Europe and other businesses, they were not able to fully offset pricing-pressure related declines in CCG's Office Products and IPFG's Commercial Films divisions.
    Selling, service and administrative expenses were down $1.4 million compared to the prior year, due to the continued success of the Operational Excellence Program, net of the adverse effect of exchange rate movements on international expenses.
    Segment Operating Income for the quarter was $0.8 million lower than for the first quarter of 2003. Lower gross profit margins in certain CCG and IPFG businesses offset reduced corporate operating expenses and the Europe Group's strong performance.
    Interest expense for the quarter totaled $6.8 million, down $2.5 million due to a combination of lower debt levels and lower interest rates resulting from the June 2003 bank facility refinancing.
    Restructuring expense for the quarter was $0.8 million, representing current expenditures of previously announced restructuring initiatives. In the first quarter of 2003, restructuring and other expenses totaled $1.4 million.
    Income tax expense was $0.5 million for the quarter, compared to a $0.7 million tax benefit reported for the same period last year.
    Earnings totaled $0.03 per share for the first quarter, compared to $0.01 reported in the first quarter 2003.
    Total net debt at the end of the quarter, adjusted for cash and equivalents, was $297.9 million, up $5.5 million from the beginning of the quarter but down $26.1 million from the prior year.

Conference Call

On April 22, 2004, at 10:00 a.m. Central Time, GBC's management will host a conference call to discuss the Company's first quarter 2004 results. The live presentation, and an archived replay, will be available via an internet webcast and can be accessed from the investor relations section of GBC's website at www.gbc.com or from www.streetevents.com.

GBC is a world leader in products that bind, laminate, and display information enabling people to accomplish more at work, school and home. GBC's products are marketed in over 100 countries under the GBC, Quartet, and Ibico brands. These products are designed to help people enhance printed materials and organize and communicate ideas.

This press release includes forward-looking statements involving uncertainties and risks, and there can be no assurance that actual results will not differ from the Company's expectations. The words "should," "believes," "anticipates," "plans," "may," "expects" and other expressions that indicate future events and trends identify forward-looking statements. Factors that could cause materially-different results include, among other things, competition within the office products and lamination film products markets, effects of general economic conditions, the restructuring activities associated with the integration and go-to-market strategies of the Company's business units, the ability of the Company's distributors to successfully market the Company's products and other risks described in the Company's filings with the S.E.C. The Company assumes no obligation to update its forward-looking statements.

Contact:  Tony Giuliano, Treasurer and Director, Investor Relations
(847) 291-5451
inv-rel@gbc.com (E-mail)
www.gbc.com (GBC's website)

EXHIBIT 99.2

Exhibit A to
2004 Q1 Earnings Release
GENERAL BINDING CORPORATION
THREE MONTHS ENDED MARCH 31, 2004
(Amounts in Thousands except Per Share Amounts)
	Three Months Ended March 31,
CONSOLIDATED SUMMARY OF INCOME	2004	2003
	(Unaudited)	(Unaudited)
Net sales	$ 170,931	$169,435
Cost of sales:
Product cost of sales, including development and engineering	105,606	101,965
Selling, service and administrative	56,199	57,549
Amortization of intangible assets	188	188
Restructuring	823	1,405
Interest expense	6,792	9,298
Other expense (income), net	345	(325)
Income (loss) before taxes	978	(645)
Income taxes (benefit)	528	(728)
Net income	$ 450 =======	$ 83 ======
Earnings per share:
Basic and diluted	$ 0.03 =====	$ 0.01 =====
Avg. common shares outs. (basic)	16,111	15,951
Avg. common shares outs. (diluted)	16,881	16,206

Exhibit B to
2004 Q1 Earnings Release

GENERAL BINDING CORPORATION
SEGMENT INFORMATION
(Amounts in Thousands)
		Net Sales		Segment Operating Income (1)
		Three Months Ended March 31,		Three Months Ended March 31,
		2004	2003	2004	2003
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Commercial and Consumer Group	$ 105,428	$109,570	$ 8,604	$ 11,626
	Industrial and Print Finishing Group	37,803	33,534	4,795	4,554
	Europe	27,700	26,331	2,150	1,288
	Unallocated corporate items	-	-	(6,611)	(7,735)
	Total	$ 170,931 =======	$169,435 =======	$ 8,938 ======	$ 9,733 =======

				Reconciliation of Segment Operating Income
				Three Months Ended March 31,
				2004	2003
				(Unaudited)	(Unaudited)
	Total segment operating income			$ 8,938	$ 9,733
	Interest expense			6,792	9,298
	Restructuring and other expenses			823	1,405
	Other expense (income)			345	(325)
	Income (loss) before taxes			$ 978 ======	$ (645) =======

SELECTED FINANCIAL INFORMATION
(Amounts in Thousands)
				Three Months Ended March 31,
				2004	2003
				(Unaudited)	(Unaudited)
	Depreciation and amortization expense			$6,225 =====	$6,863 =====
	Capital expenditures			$1,576 =====	$1,423 =====
Notes:
(1)

Segment operating income is defined as net sales less product cost of sales, selling, service and administrative expenses and amortization of intangibles. Inventory rationalization and write-down charges, restructuring and other expenses are not included in segment results. In addition, certain expenses of a corporate nature and certain shared expenses are not allocated to the business groups.

Exhibit C to
2004 Q1 Earnings Release

GENERAL BINDING CORPORATION
BALANCE SHEET
(Amounts in Thousands)
BALANCE SHEET SUMMARY	March 31, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$ 5,565	$ 9,568
Receivables, net	129,370	128,391
Inventories	93,897	86,240
Other	33,951	33,914
Total current assets	262,783	258,113
Capital assets, net	91,495	94,986
Other assets	177,324	176,251
Total Assets	$ 531,602 =======	$ 529,350 =======

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 52,355	$ 51,253
Accrued liabilities	83,069	85,119
Notes payable and current maturities	19,897	19,995
Total current liabilities	155,321	156,367
Long-term debt less current maturities	283,576	282,019
Other long-term liabilities	33,525	33,347
Deferred tax liabilities	2,491	3,408
Total stockholders' equity	56,689	54,209
Total Liabilities and Stockholders' Equity	$ 531,602 =======	$ 529,350 =======